Item 23(a)(4)

                              ARTICLES OF AMENDMENT
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF

                            SELIGMAN PORTFOLIOS, INC.

     SELIGMAN PORTFOLIOS, INC., a Maryland corporation, having a principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The separate class of shares previously designated the "Seligman Bond Portfolio Shares" of the "Seligman Bond Portfolio Class" is redesignated the "Seligman Investment Grade Fixed Income Portfolio Shares" of the "Seligman Investment Grade Fixed Income Portfolio Class."

     SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940; the foregoing amendments were approved by a majority of the entire Board of Directors on March 21, 2002; and such amendments are limited to changes in name as expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders of the Corporation.

     IN WITNESS WHEREOF, SELIGMAN PORTFOLIOS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 24, 2002.

                                                    SELIGMAN PORTFOLIOS, INC.


                                               By:     /s/ Brian T. Zino
                                                  ------------------------------
                                                    Brian T. Zino, President

WITNESS:


     /s/Frank J. Nasta
-----------------------------
 Frank J. Nasta, Secretary

THE UNDERSIGNED, President of SELIGMAN PORTFOLIOS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                  /s/ Brian T. Zino
                                          ----------------------------------
                                                    Brian T. Zino